News Release

Wednesday, July 13, 2005

Gannett Co., Inc. Reports Second Quarter Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2005 second quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.37 versus $1.30 for the second quarter of 2004, a 5.4 percent increase.

Diluted earnings per share for the first six months of 2005 were $2.41 compared with $2.29 for the same interval in 2004.

Total operating revenues for the company were $1.94 billion for the second quarter compared to $1.87 billion for the same period last year, a 3.4 percent increase. Operating cash flow (defined as operating income plus depreciation and amortization) was $634.3 million compared with $638.5 million for the same quarter a year ago. Net income was $338.6 million versus $354.4 million in 2004's second quarter.

For the first six months of 2005, total revenues were $3.73 billion, a 3.5 percent increase. Operating cash flow totaled $1.15 billion and net income was $604.4 million for the six months.

Average diluted shares outstanding in the second quarter totaled 248,009,000 compared with 273,541,000 in 2004's second quarter. Approximately 5.3 million shares were repurchased during the quarter.

Commenting on the company's results, Douglas H. McCorkindale, Chairman, President and CEO, said: "We are pleased to announce another quarter of operating revenue and earnings per share growth despite the challenges faced by our UK and broadcasting operations. Our U.S. newspapers produced industry leading ad revenue growth, benefiting from growth in local and employment classified advertising. Our operations in the United Kingdom lagged last year's results as advertising demand was impacted by the slowdown in the UK economy. Broadcasting's results were affected by a much lower level of political advertising and softer ad demand, particularly in automotive. Our results also were tempered by higher interest expense and the effect of expenses associated with a major press project at our Detroit newspaper. "

The company announced during the second quarter that Craig Dubow, President and CEO of the Gannett Broadcasting Division will become President and CEO of Gannett Co., Inc. effective July 15th.

NEWSPAPERS

Newspaper segment results in the quarter include PointRoll, Inc. acquired in June 2005 and HomeTown Communications acquired in late March 2005.

Total newspaper segment operating revenues were $1.74 billion for the quarter, a 4.7 percent increase year-over-year. Assuming Gannett had owned the same group of properties in both the full second quarter of 2005 and 2004, advertising revenues would have increased 3.1 percent. On the same basis, classified advertising rose 4.9 percent; local advertising revenues increased 2.6 percent while national revenues fell slightly. Total newspaper segment operating cash flow, which includes USA TODAY and our UK properties, rose 2.1 percent to $549.0 million, versus $537.6 million in the same quarter of 2004.

Total newspaper segment expenses rose 6.7 percent in the quarter due to acquisitions and higher newsprint and depreciation and amortization expense. Newsprint expense rose 7.2 percent reflecting higher year-over-year prices mitigated by lower usage. In addition, during the quarter, the company recorded costs associated with a new press project in Detroit.

At USA TODAY, advertising revenues declined 1.4 percent in the second quarter. Paid advertising pages totaled 1,191 compared with 1,267 in 2004's second quarter, a 6.0 percent decline. For the year-to-date, USA TODAY's advertising revenues rose 1.5 percent and paid pages totaled 2,292 compared with 2,366 for the same period in 2004.

BROADCASTING

Broadcasting segment results in the quarter include Captivate Network Inc., acquired in April 2004. In the second quarter, broadcasting revenues declined 6.9 percent to $197.9 million from $212.5 million in the same quarter in 2004. Broadcasting operating cash flow fell 13.3 percent to $98.7 million from $113.8 million in the corresponding interval in 2004.

Excluding Captivate, television revenues declined 7.9 percent, operating expenses were 1.1 percent lower and operating cash flow was down 13.4 percent for the quarter.

NON-OPERATING ITEMS

Interest expense was $48.4 million in the quarter versus $32.0 million in the second quarter of 2004, reflecting both higher short term rates and higher debt balances related to share repurchase activity and acquisitions. During the quarter, the company issued $500 million of 3-year debt with a coupon of 4.125 percent. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments, in part offset by investment income.

At the end of the quarter, Gannett had more than 110 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In June, Gannett's consolidated domestic Internet audience share totaled 20 million unique visitors reaching approximately 13 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the United Kingdom where its network Web sites attracted more than 40 million monthly page impressions from approximately 2.9 million unique users in June.

*                *                *

All references in this release and attachments to "operating cash flow" are to a non-GAAP financial measure. Management believes that use of this measure allows investors and management to analyze and compare the company's performance in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the company's consolidated statements of income is presented on an attachment.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. EDT today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-888-283-6901 (in the U.S.) and 719-955-1564 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4475896. Replay of the conference call will be available about two hours after the live call. To access the replay, dial 1-888-203-1112 (in the U.S.) and 719-457-0820 (outside the U.S.). The confirmation code for the replay is 4475896. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 800 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Tara Connell
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	tjconnel@gannett.com

#            #           #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended          % Inc
                            June 26, 2005    June 27, 2004       (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,314,834    $   1,252,951        4.9
Newspaper circulation             314,854          306,598        2.7
Broadcasting                      197,888          212,520       (6.9)
Other                             108,901          101,234        7.6
                            -------------    -------------     ------
Total                           1,936,477        1,873,303        3.4
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   1,000,720          946,552        5.7
Selling, general and
 administrative expenses,
 exclusive of depreciation        301,496          288,286        4.6
Depreciation                       70,059           59,129       18.5
Amortization of intangible
 assets                             4,696            2,955       58.9
                            -------------    -------------     ------
Total                           1,376,971        1,296,922        6.2
                            -------------    -------------     ------
Operating income                  559,506          576,381       (2.9)
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (48,424)         (32,042)      51.1
Other                              (3,039)          (7,007)     (56.6)
                            -------------    -------------     ------
Total                             (51,463)         (39,049)      31.8
                            -------------    -------------     ------

Income before income taxes        508,043          537,332       (5.5)
Provision for income taxes        169,400          182,900       (7.4)
                            -------------    -------------     ------
Net income                  $     338,643    $     354,432       (4.5)
                            =============    =============     ======

Net income per share-basic          $1.37            $1.31        4.6
                                    =====            =====     ======
Net income per share-diluted        $1.37            $1.30        5.4
                                    =====            =====     ======
Dividends per share                 $0.27            $0.25        8.0
                                    =====            =====     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Twenty-six weeks ended        % Inc
                            June 26, 2005    June 27, 2004       (Dec)
Net Operating Revenues:
Newspaper advertising       $   2,532,213    $   2,408,962        5.1
Newspaper circulation             628,593          618,987        1.6
Broadcasting                      362,445          381,978       (5.1)
Other                             205,323          193,060        6.4
                            -------------    -------------     ------
Total                           3,728,574        3,602,987        3.5
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   1,975,145        1,886,000        4.7
Selling, general and
 administrative expenses,
 exclusive of depreciation        598,966          571,316        4.8
Depreciation                      130,962          118,103       10.9
Amortization of intangible
 assets                             8,501            5,338       59.3
                            -------------    -------------     ------
Total                           2,713,574        2,580,757        5.1
                            -------------    -------------     ------
Operating income                1,015,000        1,022,230       (0.7)
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (93,362)         (63,833)      46.3
Other                             (13,958)          (4,157)       ***
                            -------------    -------------     ------
Total                            (107,320)         (67,990)      57.8
                            -------------    -------------     ------

Income before income taxes        907,680          954,240       (4.9)
Provision for income taxes        303,300          325,400       (6.8)
                            -------------    -------------     ------
Net income                  $     604,380    $     628,840       (3.9)
                            =============    =============     ======

Net income per share-basic          $2.42            $2.32        4.3
                                    =====            =====     ======
Net income per share-diluted        $2.41            $2.29        5.2
                                    =====            =====     ======
Dividends per share                 $0.54            $0.50        8.0
                                    =====            =====     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended          % Inc
                            June 26, 2005    June 27, 2004       (Dec)
Net Operating Revenues:
Newspaper publishing        $   1,738,589    $   1,660,783        4.7
Broadcasting                      197,888          212,520       (6.9)
                            -------------    -------------     ------
Total                       $   1,936,477    $   1,873,303        3.4
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     486,076    $     487,018       (0.2)
Broadcasting                       90,739          106,291      (14.6)
Corporate                         (17,309)         (16,928)      (2.3)
                            -------------    -------------     ------
Total                       $     559,506    $     576,381       (2.9)
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      62,912    $      50,595       24.3
Broadcasting                        7,944            7,550        5.2
Corporate                           3,899            3,939       (1.0)
                            -------------    -------------     ------
Total                       $      74,755    $      62,084       20.4
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $     548,988    $     537,613        2.1
Broadcasting                       98,683          113,841      (13.3)
Corporate                         (13,410)         (12,989)      (3.2)
                            -------------    -------------     ------
Total                       $     634,261    $     638,465       (0.7)
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Twenty-six weeks ended        % Inc
                            June 26, 2005    June 27, 2004       (Dec)
Net Operating Revenues:
Newspaper publishing        $   3,366,129    $   3,221,009        4.5
Broadcasting                      362,445          381,978       (5.1)
                            -------------    -------------     ------
Total                       $   3,728,574    $   3,602,987        3.5
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     899,631    $     879,283        2.3
Broadcasting                      149,423          176,449      (15.3)
Corporate                         (34,054)         (33,502)      (1.6)
                            -------------    -------------     ------
Total                       $   1,015,000    $   1,022,230       (0.7)
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     115,931    $     101,133       14.6
Broadcasting                       15,644           14,431        8.4
Corporate                           7,888            7,877        0.1
                            -------------    -------------     ------
Total                       $     139,463    $     123,441       13.0
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $   1,015,562    $     980,416        3.6
Broadcasting                      165,067          190,880      (13.5)
Corporate                         (26,166)         (25,625)      (2.1)
                            -------------    -------------     ------
Total                       $   1,154,463    $   1,145,671        0.8
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended June 26, 2005

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  548,988   $   98,683   $ (13,410)  $    634,261
Less:
Depreciation         (58,625)      (7,535)     (3,899)       (70,059)
Amortization          (4,287)        (409)        -           (4,696)
                  ----------   ----------   ---------   ------------
Operating Income  $  486,076   $   90,739   $ (17,309)  $    559,506
                  ==========   ==========   =========   ============

Thirteen weeks ended June 27, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  537,613   $  113,841   $ (12,989)  $    638,465
Less:
Depreciation         (47,640)      (7,550)     (3,939)       (59,129)
Amortization          (2,955)         -           -           (2,955)
                  ----------   ----------   ---------   ------------
Operating Income  $  487,018   $  106,291   $ (16,928)  $    576,381
                  ==========   ==========   =========   ============

Twenty-six weeks ended June 26, 2005

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,015,562   $  165,067  $ (26,166)   $  1,154,463
Less:
Depreciation        (108,085)     (14,989)    (7,888)       (130,962)
Amortization          (7,846)        (655)       -            (8,501)
                  ----------   ----------   ---------   ------------
Operating Income  $  899,631   $  149,423  $ (34,054)   $  1,015,000
                  ==========   ==========   =========   ============

Twenty-six weeks ended June 27, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  980,416   $  190,880   $ (25,625)  $  1,145,671
 Less:
Depreciation         (95,795)     (14,431)     (7,877)      (118,103)
Amortization          (5,338)         -           -           (5,338)
                  ----------   ----------   ---------   ------------
Operating Income  $  879,283   $  176,449   $ (33,502)  $  1,022,230
                  ==========   ==========   =========   ============